Exhibit 3



FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

4 - NIRE
35300149947


01.02 - HEAD OFFICE ADDRESS

1- Full Address (Street, Number and Complement)                    2- District
AV. ESCOLA POLITECNICA,760, 2nd floor                              JAGUARE
3- Zip Code                                  4- City                                    5- State
05350-901                                    SAO PAULO                                  S.P.
6- DDD                      7- Telephone              8- Telephone              9- Telephone              10- Telex
(Long distance)             3718-5301                 3718-5306                 3718-5465
5511

11- DDD (Long distance)           12- Fax                          13- Fax                         14- Fax
5511                              3718-5297                        3714-4436
15- E-MAIL

acoes@perdigao.com.br

01.03 - INVESTOR RELATIONS DIRECTOR (ADDRESS FOR CORRESPONDENCE WITH THE
        COMPANY)

1- Name

WANG WEI CHANG

2- Full Address (Place, Number and Complement)                     3- District
AV. ESCOLA POLITECNICA,760 - 2nd floor                             JAGUARE
4- Zip Code (CEP)                            5- City                                    6- State
05350-901                                    SAO PAULO                                  S.P.
7- DDD (long           8- Telephone          9- Telephone          10- Telephone        11- Telex             12- DDD (long
distance) 5511         3718-5301             3718-5306             3718-5465                                  distance) 5511
13- Fax                           14- Fax                          15- Fax                         16- E-MAIL
3718-5297                         3714-4436                                                        acoes@perdigao.com.br

01.04 - REFERENCE / AUDITOR

             Current fiscal year                           Current Quarter                            Previous Quarter


1- Begin                2- End                3- Quarter    4- Begin      5- End         6- Quarter    7- Begin       8- End
01/01/2003              12/31/2003                 3        07/01/2003    09/30/2003         2         04/01/2003     06/30/2003
9- Auditing Company                                                             10- CVM Code
Ernst & Young Auditores Independentes S.S.                                      00471-5
11- Technical in Charge                                                         12- Technical in Charge Taxpayers' Register
Luiz Carlos Passetti                                                            001.625.898-32




FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

01.05 - CURRENT COMPOSITION OF CAPITAL


Number of Shares (units)          1- Current quarter               2- Previous quarter             4- Same quarter of previous year
                                  September 30, 2003               June 30, 2003                   September 30, 2002
PAID-UP CAPITAL

1.COMMON                                                15,471,957                      15,471,957                       15,471,957
2.PREFERRED                                             29,180,427                      29,180,427                       29,180,427
3.TOTAL                                                 44,652,384                      44,652,384                       44,652,384
IN TREASURY

4.COMMON                                                     7,900                           7,900                            7,900
5.PREFERRED                                                135,595                         135,595                          135,595
6.TOTAL                                                    143,495                         143,495                          143,495


01.06 - COMPANY PROFILE

1 - TYPE OF COMPANY
Industrial, Commercial and Others

2 - SITUATION

Operational

3 - NATURE OF SHARE CONTROL
National Private

4 - CODE OF ACTIVITY
1170000 - Participation & Administration

5 -  MAIN ACTIVITY
Holding

6 - CONSOLIDATED TYPE
Total

7 - TYPE OF AUDITOR'S REPORT
No exception

01.07- COMPANIES NOT INCLUDED IN CONSOLIDATED FINANCIAL STATEMENTS

1- Item            2- General Taxpayers' Register                       3- Name

01.08 - DECLARED AND/OR PAID DIVIDENDS DURING AND AFTER THE QUARTER

1- ITEM      2- EVENT            3-APPROVAL DATE    4-  DIVIDENDS       5-  BEGINNING OF    6- TYPE OF SHARE    7- AMOUNT PER SHARE
                                                                           PAYMENT




FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

01.09 - PAID-UP CAPITAL AND CHANGES IN THE CURRENT PERIOD

1-ITEM       2-DATE OF CHANGE    3- CAPITAL STOCK   4- AMOUNT           5- SOURCE OF CHANGE 6- QUANTITY OF      7- PRICE OF SHARE
                                  (thousand Reais)  (thousand Reais)                        ISSUED SHARES       IN THE ISSUANCE

(units) (Reais)

01.10 - INVESTOR RELATIONS DIRECTOR


1 - Date           2 - Signature
 11/12/2003



FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

02.01- BALANCE SHEET - ASSETS (IN THOUSANDS OF REAIS)

1 - Code             2 - Description                     3 - 09/30/2003         4 - 06/30/2003
1                    TOTAL ASSETS                                    732,149                689,836
1.01                 CURRENT ASSETS                                    1,635                  1,769
1.01.01              Cash and Banks                                       89                    118
1.01.02              Credits                                               0                      0
1.01.03              Inventories                                           0                      0
1.01.04              Others                                            1,546                  1,651
1.01.04.01           Taxes to Recover                                  1,150                  1,224
1.01.04.02           Deferred Taxes                                      381                    368
1.01.04.03           Other Fees                                           15                      7
1.01.04.04           Advanced Expenses                                     0                     52
1.02                 NONCURRENT ASSETS                                 1,938                  1,795
1.02.01              Credits                                               0                      0
1.02.02              Credits with Associates                           1,657                  1,533
1.02.02.01           With Affiliates                                       0                      0
1.02.02.02           With Subsidiaries                                 1,657                  1,533
1.02.02.03           With Other Associates                                 0                      0
1.02.03              Others                                              281                    262
1.02.03.01           Deferred Taxes                                      251                    232
1.02.03.02           Legal Deposits                                        0                      0
1.02.03.03           Other Receivables                                    30                     30
1.03                 PERMANENT ASSETS                                728,576                686,272
1.03.01              Investments                                     728,576                686,272
1.03.01.01           Equity in Affiliates                                  0                      0
1.03.01.02           Equity in Subsidiaries                          728,572                686,268
1.03.01.03           Other Investments                                     4                      4
1.03.02              Fixed Assets                                          0                      0
1.03.03              Deferred                                              0                      0




FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

02.02- BALANCE SHEET - LIABILITIES (IN THOUSANDS OF REAIS)


1 - Code       2 - Description                           3 - 09/30/2003         4 - 06/30/2003

2              TOTAL LIABILITIES                         732,149                          689,836
2.01           CURRENT LIABILITIES                           520                              455
2.01.01        Loans                                           0                                0
2.01.02        Debentures                                      0                                0
2.01.03        Suppliers                                       8                                0
2.01.04        Taxes, Charges and Contribution                76                               82
2.01.04.01     Social Contributions                           43                               47
2.01.04.02     Other Taxes Obligations                        33                               35
2.01.05        Dividends Payable                               3                                3
2.01.06        Provisions                                    339                              275
2.01.06.01     Provisions for vacations & 13th salaries      339                              275
2.01.07        Debts with Associates                           0                                0
2.01.08        Others                                         94                               95
2.01.08.01     Interest on Company Capital                    70                               70
2.01.08.02     Other Obligations                              24                               25
2.02           NONCURRENT LIABILITIES                        509                              509
2.02.01        Loans                                           0                                0
2.02.02        Debentures                                      0                                0
2.02.03        Provisions                                      0                                0
2.02.04        Debts with Associates                           0                                0
2.02.05        Others                                        509                              509
2.02.05.01     Reserve for Contingencies                     509                              509
2.03           DEFERRED INCOME                                 0                                0
2.05           NET EQUITY                                731,120                          688,872
2.05.01        Paid-up Capital Stock                     490,000                          490,000
2.05.02        Capital Reserves                                0                                0
2.05.02.01     Reserve for Fiscal Incentives                   0                                0
2.05.03        Revaluation Reserve                             0                                0
2.05.03.01     Owned Assets                                    0                                0
2.05.03.02     Subsidiaries/Affiliates                         0                                0
2.05.04        Profit Reserves                           191,919                          191,919
2.05.04.01     Legal                                      18,523                           18,523
2.05.04.02     Statutory                                       0                                0
2.05.04.03     For Contingencies                               0                                0
2.05.04.04     Profits Realizable                              0                                0
2.05.04.05     Retained Earnings                               0                                0




FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

02.02- BALANCE SHEET - LIABILITIES (IN THOUSANDS OF REAIS)


1 - Code       2 - Description                           3 - 09/30/2003         4 - 06/30/2003

2.05.04.06     Special for Non-distributed Dividends                       0                      0
2.05.04.07     Other profit Reserves                                 173,396                173,396
2.05.04.07.01  Expansion Reserves                                    171,309                171,309
2.05.04.07.02  Increase Capital Reserves                               2,902                  2,902
2.05.04.07.03  Treasury Shares                                          (815)                  (815)
2.05.05        Accumulated Profit/ Losses                             49,201                  6,953




FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


03.01 - STATEMENT OF INCOME (IN THOUSANDS OF REAIS)


1-Code          2-Description                                       3-07/01/2003    4-01/01/2003   5-07/01/2002 to  6-01/01/2002
                                                                    to 09/30/2003   to 09/30/2003  09/30/2002       to 09/30/2002

3.01            GROSS INCOME FROM SALES AND/OR SERVICES                           0              0                0               0
3.02            Sales Returns                                                     0              0                0               0
3.03            NET INCOME FROM SALES AND/OR SERVICES                             0              0                0               0
3.04            Cost Of Goods And/Or Services Sold                                0              0                0               0
3.05            GROSS INCOME                                                      0              0                0               0
3.06            OPERATING INCOME/EXPENSES                                    42,216         52,135         (24,739)        (22,076)
3.06.01         With Sales                                                        0              0                0               0
3.06.02         General And Administrative                                    (722)        (2,445)            (551)         (1,884)
3.06.02.01      Administrative                                                (137)          (970)            (160)           (789)
3.06.02.02      Management Compensation                                       (585)        (1,475)            (391)         (1,095)
3.06.03         Financial                                                       635          1,143             (71)             814
3.06.03.01      Financial Income                                                636          1,153              819           2,152
3.06.03.02      Financial Expenses                                              (1)           (10)            (890)         (1,338)
3.06.04         Other Operating Income                                            0             41                0               0
3.06.05         Other Operating Expenses                                          0              0                0               0
3.06.06         Income On Equity                                             42,303         53,396         (24,117)        (21,006)
3.07            OPERATING INCOME                                             42,216         52,135         (24,739)        (22,076)
3.08            Non-operating Income                                              0            (1)                0               0
3.08.01         Income                                                            0          2,247                0               0
3.08.02         Expenses                                                          0        (2,248)                0               0
3.09            INCOME BEFORE TAX AND INTERESTS                              42,216         52,134         (24,739)        (22,076)
3.10            Provision For Income Tax And Social Contribution                  0           (20)              (2)               9
3.11            Deferred Income Tax                                              32        (2,913)              204             329
3.12            Interests And Statutory                                           0              0                0               0
3.12.01         Interests                                                         0              0                0               0
3.12.02         Contribution                                                      0              0                0               0
3.13            Reversion Of Interest Over Company Capital                        0              0                0               0
3.15            PROFIT/LOSS IN FISCAL YEAR                                   42,248         49,201         (24,537)        (21,738)
                Number Of Shares (Ex-treasury)                           44,508,889     44,508,889       44,508,889      44,508,889
                Profit Per Share                                            0.94920        1.10542
                Loss Per Share                                                                            (0.55128)       (0,48840)




FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

04.01 - EXPLANATORY NOTES

1. OPERATING CONTEXT

Perdigao S.A. is the holding company and in the operating context of Perdigao Companies, the main activities developed are: raising, production and slaughter of poultry (chicken, Chester(R), turkey and others) and pork; processing and/or sale of meats, frozen pasta, frozen vegetables, and soybean by-products.

2. PRESENTATION OF FINANCIAL STATEMENTS AND MAIN PRACTICES UTILIZED

The Quarterly Information - ITR, related to the third quarter of 2003, was adopted according to the same accounting practices adopted in the previous financial statements, as well for the fiscal year ended on December 31st, 2002. Such Quarterly Information is in accordance with the Corporate Law and the Brazilian Securities Commission ("Comissao de Valores Mobiliarios") - CVM, and is presented in thousands of Brazilian Reais.

3. TEMPORARY CASH INVESTMENTS - CONSOLIDATED

                                                            09.30.03           06.30.03
                                                    --------------------------------------
 LOCAL CURRENCY:
 Interbank Deposit Certificate - CDI                         181,994            136,522
 Fixed Income Funds                                          117,887            103,519
                                                    --------------------------------------
 Total in Local Currency                                     299,881            240,041
                                                    --------------------------------------
 FOREIGN CURRENCY:
 Central Bank Notes - NBC-E                                  165,754            200,821
 National Treasury Notes - NTN-D                              36,181             34,713
 Over Night                                                   89,074             73,344
 Others                                                       36,449             33,607
                                                    --------------------------------------
 Total in Foreign Currency                                   327,458            342,485
                                                    --------------------------------------
 TOTAL                                                       627,339            582,526
                                                    ======================================
 Short term                                                  589,542            545,466
 Long term                                                    37,797             37,060

4. INVENTORIES - CONSOLIDATED

                                                            09.30.03            06.30.03
                                                    ---------------------------------------
 Finished products                                           229,414             229,873
 Goods in process                                             23,126              19,407
 Raw materials                                                92,062              44,987
 Secondary material and packing                               69,279              68,466
 Animal raising (poultry, turkey and hogs)                   230,746             238,779
 Advances to suppliers and imports in transit                 11,114              20,635
                                                    ---------------------------------------
 Total                                                       655,741             622,147
                                                    =======================================




FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


04.01 - EXPLANATORY NOTES

5. RECOVERABLE TAXES

                                                              Company                 Consolidated
                                                     --------------------------------------------------
                                                         09.30.03     06.30.03    09.30.03    06.30.03
                                                     --------------------------------------------------
   State VAT (ICMS)                                             -            -      35,944      36,922
   Income Tax                                               1,149        1,223      31,886      28,332
   Federal  VAT (IPI) and  PIS/COFINS  presumed  tax
   credit                                                       -            -      47,680      46,899
   Social Integration Program (PIS)                             -            -      16,943      15,446
   Others                                                       1            1         323         216
                                                     --------------------------------------------------
   Total                                                    1,150        1,224     132,776     127,815
                                                     ==================================================
   Current                                                  1,150        1,224     125,701     120,479
   Noncurrent                                                   -            -       7,075       7,336

Represented by credit of the Company and its subsidiaries that will be offset against the related tax due.

6. INCOME TAXES AND SOCIAL CONTRIBUTION

The deferred income and social contribution tax assets and liabilities were constituted taking into consideration the tax rates in effect in the coming year and are composed as follows:

                                                          COMPANY                    CONSOLIDATED
                                               -----------------------------------------------------------
                                                     09.30.03       06.30.03       09.30.03      06.30.03
                                               -----------------------------------------------------------
Deferred IRPJ and CSLL assets on:
  Tax losses                                              277            268         24,329        21,911
  Negative calculation basis                              104            100         11,038         9,593
  Provision for contingencies                              36             37         15,115        20,415
  Other temporary differences                             215            195         14,289        12,594
                                               -----------------------------------------------------------
Total                                                     632            600         64,771        64,513
                                               ===========================================================
  Current                                                 381            368         34,312        31,504
  Noncurrent                                              251            232         30,459        33,009
Deferred IRPJ and CSLL liabilities on:
   Realizable revaluation reserve                           -              -            509           529
   Incentivated accelerated depreciation                    -              -          2,151         2,282
                                               -----------------------------------------------------------
Total                                                       -              -          2,660         2,811
                                               ===========================================================


The estimated maturity date to realize the taxable credits constituted on tax losses and negative base of social contribution is up to 12 months, thus they are largely classified as current assets. The taxable credits which are constituted on provisions for contingencies should be realized when the suits have been transited and judged, therefore they do not have estimated maturity date to be realized, being classified as noncurrent assets.



FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


The following amounts related to current and deferred IRPJ and CSLL taxes were recorded in the year:

                                                       COMPANY                   CONSOLIDATED
                                                 -----------------------------------------------------
                                                   09.30.03      09.30.02      09.30.03       09.30.02
                                                 -----------------------------------------------------
Current IRPJ and CSLL taxes                            (20)             9       (1,228)        (7,805)
Deferred IRPJ and CSLL taxes                        (2,913)           329           310         30,376
Financial statements translation effect of
subsidiaries abroad                                       -             -           302              -
                                                    (2,933)           338         (616)         22,571



FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------



04.01 - EXPLANATORY NOTES

  The reconciliation of taxes charged to operations of the year is as follows:


                                                                COMPANY                     CONSOLIDATED
                                                        -------------------------    ------------------------
                                                         09.30.03       09.30.02      09.30.03      09.30.02
                                                        ----------     ----------    ----------    ----------
Income (losses) before income taxes,
  statutory participation and reversal of
  interest on shareholders' equity                          52,134       (22,076)        55,995      (44,309)
                                                        ==========     =========     ==========    ==========
Tax at the applicable rate - 34%                           (17,726)        7,506        (19,038)      15,065
     Statutory participation                                     -             -          1,328            -
     Interest on shareholders' equity                            -             -              -        1,836
     Equity pickup                                          18,155        (7,142)          (299)        4,459
     Non taxable result of subsidiaries
       abroad                                               (3,345)            -         15,090            -
     Tax rate difference of subsidiaries abroad                  -             -          1,358         (428)
     Other                                                     (17)          (26)           945        1,639
                                                        ----------     ---------     ----------    ---------
                                                            (2,933)          338           (616)       22,571
                                                        ==========     =========     ==========    ==========

7. INVESTMENTS IN SUBSIDIARIES

 The consolidated financial statements comprise Perdigao S.A. and the following subsidiaries:

                                                                         PARTICIPATION IN CAPITAL - %
                                                         ------------------------------------------------------------
                                                                09.30.03                         06.30.03
                                                         ------------------------------------------------------------
                                                         DIRECT          INDIRECT         DIRECT         INDIRECT
                                                         ------------------------------------------------------------
Perdigao Agroindustrial S.A.                                  100.00%               -         100.00%               -
Perdigao Export Ltd.                                          100.00%               -         100.00%               -
PDA Distribuidora de Alimentos Ltda.                            1.00%          99.00%           1.00%          99.00%
Perdigao UK Ltd.                                                    -         100.00%               -         100.00%
Perdigao Holland B.V.                                               -         100.00%               -         100.00%
Perdigao Overseas S.A.                                              -         100.00%               -         100.00%
Highline International Ltd.                                         -         100.00%               -         100.00%
Crossban Holdings GMBH                                              -         100.00%               -         100.00%
BFF Trading S.A.                                                    -         100.00%               -         100.00%
BFF International Ltd.                                              -         100.00%               -         100.00%




FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

04.01 - EXPLANATORY NOTES

The movement of investments in subsidiaries is as follows:


                                         PERDIGAO  PERDIGAO  PERDIGAO             PERDIGAO
                                       AGROINDUS-  OVERSEAS    EXPORT   PERDIGAO  POLLAND             TOTAL
                                       TRIAL S.A.      S.A.     LTD.    UK LTD.H     B.V.    09.30.03   06.30.03
                                       ---------------------------------------------------------------------------
Paid-in capital                           496,116         -       29         -         -            -           -
Share/quotaholders' equity                728,572         -        -         -         -            -           -
Net income                                 52,897         -        -         -         -            -           -
Investment at equity accounting           728,572         -        -         -         -      728,572     686,268
Investment before equity accounting       658,546    13,871        -       537     2,222      675,176     675,176
Transfer of shareholders' composition      16,116   (13,871)       -      (202)   (2,043)           -           -
Equity pickup                              52,897         -        -      (330)     (260)      52,307      10,377
Exchange gain on investments/
   tax incentives                           1,013         -        -        (5)        81       1,089         715
Exchange gain on indirect investments           -         -        -         -          -      (1,967)     (2,531)

8. FIXED ASSETS - CONSOLIDATED

                                                               ANNUAL                   COST                    RESIDUAL VALUE
                                                    DEPRECIATION RATE
                                                                   (%)         09.30.03      06.30.03       09.30.03       06.30.03
                                                    -------------------------------------------------------------------------------
Buildings and improvements                                      4 to 10        519,249       508,234        393,285        387,603
Machinery and equipment                                        10 to 20        570,482       544,007        350,187        337,123
Electrical and hydraulic facilities                                  10         47,712        47,191         35,699         36,199
Forests and reforestation                                       Various         17,112        15,443         13,981         12,425
Others                                                         10 to 20         20,214        19,948         11,370         11,444
Lands                                                                           84,836        84,795         84,836         84,795
Fixed assets in course                                                          34,640        55,784         34,640         55,784
                                                                             -----------------------------------------------------
Total                                                                        1,294,245     1,275,402        923,998        925,373
                                                                             =====================================================


The Company capitalized during the year of 2003 an amount of R$4,420 (R$5,513 on 09/30/02) related to interest over fixed assets in course. Interests are being capitalized until the amount of transfer on fixed assets in course to the asset in use, from when they are depreciated on usual taxes of depreciation.

9. DEFERRED CHARGES - CONSOLIDATED

                                                               ANNUAL                   COST                    RESIDUAL VALUE
                                                    DEPRECIATION RATE
                                                                   (%)         09.30.03      06.30.03       09.30.03       06.30.03
                                                    -------------------------------------------------------------------------------
Preoperating costs at Rio Verde unit - Goias state             10             58,601        57,940        50,056       50,786
Implementation of SAP R/3 integrated system                    20             26,375        25,314         8,492        8,723
Goodwill on acquisition of investment                          20             18,888        18,888         9,003        9,947
Others                                                    various              5,246         4,524         3,912        3,412
                                                                          ---------------------------------------------------
Total                                                                        109,110       106,666        71,463       72,868
                                                                          ===================================================




FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

04.01 - EXPLANATORY NOTES

The preoperating costs of the Rio Verde plant, at Goias state, was amortized in proportion to the use of the production capacity until 12.31.2002, and then, since 01.01.2003, the rate is 10% per year. The realization of the goodwill arising from the acquisition of Frigorifico Batavia S.A., merged into the subsidiary Perdigao Agroindustrial S.A. on 03.26.01, is based on the expectation of future profitability, estimated at 5 years.

10. BANK LOANS, FINANCING AND DEBENTURES - CONSOLIDATED

The bank loans, financing and debentures by type of financing and interest rates are as follows:

 LINE                                  Annual weighted average rate              09.30.03        06.30.03
 SHORT TERM

 Local Currency

   Costing                      8.75% and 13.85% + TR                             212,998         191,706
   Working capital              4.50% + TJLP                                        6,755           3,258
   Fixed Assets                 2.39% + TJLP                                       51,771          53,555
   Debentures                   6.00% + TJLP                                       14,814          14,584
 Total of local currency                                                          286,338         263,103
 Foreign Currency

   Working capital              5.05% + exchange variation (US$ and
                               other currencies)                                  302,567         413,692
   ACC - Pre-exports            4.27% + exchange variation (US$)                  356,891         221,335
   Fixed Assets                 8.79% + exchange variation (US$ and
                               other currencies)                                    5,447           5,246
 Total of foreign currency                                                        664,905         640,273
 Total                                                                            951,243         903,376


 LONG TERM

 Local Currency

   Working capital               4.50% + TJLP                                      89,577          88,965
   Fixed Assets                  2.36% + TJLP                                     111,440         121,458
   Debentures                    6.00% + TJLP                                      59,948          59,111
 Total of local currency                                                          260,965         269,534
 Foreign Currency

   Working capital               5.54% + exchange variation (US$ and
                               other currencies)                                  270,674         264,800
   ACC - Pre-exports             4.27% + exchange variation (US$)                  17,540          58,146
   Fixed Assets                11.95% + exchange variation (US$ and
                               other currencies)                                   10,385          10,806
 Total of foreign currency                                                        298,599         333,752
 Total                                                                            559,564         603,286




FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

04.01 - EXPLANATORY NOTES

The maturity of long-term bank loans, financing and debentures is as follows:


 MATURITY DATE                                                                 09.30.03         06.30.03
 Long term:

    2004                                                                         67,780          165,290
    2005                                                                        285,639          278,753
    2006                                                                         89,961           45,891
    2007                                                                         42,378           42,212
    2008                                                                         11,661           11,970
    2009 to 2025                                                                 62,145           59,170
                                                                                559,564          603,286


Loans, financings and debentures of R$196,134 (R$212,656 on 06.30.03) are collateralized by the financed assets and by real estate mortgages. The other loans are guaranteed by Perdigao S.A. signature guarantees.

The subsidiary Perdigao Agroindustrial S.A. has a loan contract containing restrictive covenants with International Finance Corporation - IFC, with final maturity on July 15, 2005, for the current amount of R$25,799 (R$32,037 on 06.30.03). The restrictions include, among others, distribution of dividends in excess of the minimum obligatorily and anticipated liquidation when certain financial indices (current liquidity, long-term indebtedness and debt coverage) are not met.

The subsidiary Perdigao Agroindustrial S.A. issued 81,950 simple debentures to the National Economic and Social Development Bank (BNDES), totally paid from
06.30.98 to 11.21.00, at a face value of R$ 1 each, with redemption from
06.15.01 to 06.15.10; up to 09.30.03, 20,927 debentures were redeemed.

11. RESERVE FOR CONTINGENCIES - CONSOLIDATED

Perdigao Companies, as the others in Brazil, are subjected to fiscal, legal, labor and other contingencies. The reserves are determined based on an analysis of the pending litigation and adjusted to reflect the amounts considered sufficient by management and legal counsel to cover eventual losses. The consolidated reserves for contingencies on 09.30.03 were as follows:

                                                                                    09.30.03       06.30.03

 Taxes                                                                                79,588         89,290
 Labour                                                                                8,278          8,573
 Civil, commercial and others                                                         11,494         10,881
 Total                                                                                99,360        108,744




FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

04.01 - EXPLANATORY NOTES

Taxes: Refer to administrative and legal actions, and to ICMS credits based on the interpretation of certain standards of the states. On the federal span, there are many discussions about the uses for income tax and social contribution related to Real Plan, collection refutation of PIS and COFINS on other incomes, 1% additional social contribution over the period from June to December 1999, based on preliminary injunctions given.

Labor: Refer to estimated losses based on history and analysis of lawsuits on individual labor complaints, principally related to overtime and inflation adjustments of wages required before Real Plan.

Civil, commercial and others: Refer to lawsuits from employees who allege work related accidents, occupational diseases, traffic accidents, property losses, physic accidents and others. The losses are estimated by legal counsel based on the lawsuits history.

Perdigao Companies have escrow deposits amounting to R$12,867 (R$12,462 on 06.30.03), for certain litigation.

The State of Santa Catarina created the "Programa Catarinense de Revigoramento Economico - REVIGORAR" [State Economic Incentive Program] that encourages regularization of tax credits through a reduction of the fine and interest regarding the "Imposto sobre Operacoes Relativas a Circulacao de Mercadorias" - ICMS (State VAT), and the amount of R$12,936 was included for payment in five
(5) monthly installments.

12. SHAREHOLDERS' EQUITY

On 09.30.03, the capital was comprised of 44,652,384 shares, divided into 15,471,957 common shares and 29,180,427 preferred shares, all registered and without par value. Foreign investors hold 8 common shares and 5,119,370 preferred shares. Of the preferred shares held by foreign investors, 758,960 shares are equivalent to 379,480 ADRs.

The Company holds 143,495 shares of its own issuance, as treasury shares, acquired in previous periods with resources from income reserves at an average cost of R$ 5.68 (five reais and sixty eight cents) per share, for future disposal or cancellation.

The Company is authorized to increase its capital stock, independent from statutory reform, until the limit of 60,000,000 shares, divided into 20,040,000 common shares and 39,960,000 preferred shares.

Preferred shares, besides the priority of reimbursement of capital in case of Company settlement, have the same rights of common shares, except the voting right. All shareholders have equal rights to a dividend not less then 25% of net income, adjusted in accordance with legislation.

In agreement entered into among the majority shareholders of Perdigao S.A., on October 25, 1994, it was established that the members should take mutual advice prior to the exercise of their voting right.

The Company's Extraordinary Shareholders' Meeting, on 12.17.02, approved the tag along right of the Preferred Shares in public sale of controlling ownership, in order to assure to these shares the minimum price of eighty percent (80%) of the amount paid per share of Common Shares that constitute the Controlling block of shares.

The difference between the shareholders' equity and the net income for the period between the Company and the Consolidated as of 09.30.03 refers to the elimination of unrealized profit on the subsidiaries' inventories in the amount of R$4,007.



FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

04.01 - EXPLANATORY NOTES


Statements of Changes in Shareholders' Equity:

                                                           Reserves of     Accumulated
                                        Capital Stock           Income          Income            Total
Balance as of 12.31.02                        490,000          191,919               -          681,919
  Net income in the Period                          -                -          49,201           49,201
Balance as of 09.30.03                        490,000          191,919          49,201          731,120


13. FINANCIAL INSTRUMENTS - CONSOLIDATED

Perdigao Companies have transactions involving financial instruments, exclusively in connection with their business activities, in order to reduce the exposure of operating assets and liabilities to market, currency and interest rate risks. On 09.30.03 the financial instruments were represented as follows:

                                                                 ACCOUNTANT VALUE             MARKET
                                                                                      CAPITALIZATION

 Cash and banks                                                            15,089             15,089
 Financial cash investments                                               627,339            627,339
 Clients                                                                  154,596            154,596
 Investments                                                                  466                466
 Loans, financings and debentures                                     (1,451,385)        (1,451,385)
 Swap contracts                                                          (59,422)           (67,720)
 Suppliers                                                              (264,331)          (264,331)
 Total                                                                  (977,648)          (985,946)

On 09.30.03 the company had assets and liabilities exposed to exchange variation, as follows:


                                                                           09.30.03            06.30.03

Cash, banks and temporary cash investments                                  328,596             343,473
Clients                                                                      73,387              80,702
Swap contracts - from US Dollar to Interbank CDs                            598,194             566,660
Swap contracts - from Interbank CDs to Euro                                (51,272)                   -
Loans and financings                                                      (904,082)           (920,489)
Suppliers                                                                  (84,620)            (79,083)
Total                                                                      (39,797)             (8,737)


The advances on export contracts in an amount of R$374,431 (R$279,481 in 06.30.03) have a natural hedge based on future exports revenues, also in US Dollars.

Regarding customers, the subsidiary Perdigao Agroindustrial S.A. adopts selection procedures and performs analysis for credit limits, maintaining allowances to cover eventual losses.

Suppliers includes cereal received on a "price to set basis", according to usual practices of the corn and soybean markets, they are priced at the time of use or setting of prices. As of 09.30.03, the balance is stated at market.



FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

04.01 - EXPLANATORY NOTES

The market values of the financial assets and liabilities do not differ significantly from the corresponding values, to the extent they were agreed and registered at rates and conditions practiced in the market for operations of a similar type, risk and period. On swap contracts market value was determined based on the projection of the rates until the expiration of the contracts and discounted at the rate for interbank CDs.

Executive management defines the policy for financial operations and transactions, starting with the establishment of strategies and exposure limits, previously submitted to the Board of Directors.

14. FINANCIAL INCOME (EXPENSES), NET - CONSOLIDATED


                                                              09.30.03           09.30.02

Interest expenses                                             (171,219)          (127,408)
Interest income                                                  76,356             71,073
Net monetary variations                                          35,016          (135,529)
Tax on bank account activity (CPMF)                            (13,949)           (12,691)
Other income (expenses)                                        (5,644)            (7,110)
Total

15. CASH FLOW - CONSOLIDATED

                                                                         COMPANY                     CONSOLIDATED
                                                                  09.30.03       09.30.02       09.30.03       09.30.02
Cash flows from operating activities:

 Net income (losses) in the period                                  49,201       (21,738)         51,473       (21,738)
 Depreciation, amortization and depletion                                -              -         73,054         60,444
 Long-term net finance expense                                           -              -          3,646        112,178
 Equity accounting                                                (53,396)         21,006              -              -
 Interest over company capital                                           -          5,400              -              -
 Gain (loss) on disposal of permanent assets                             -              -          4,156          (891)
                                                                   (4,195)          4,668        132,329        149,993
Changes in working capital:
 Clients                                                                 -              -         42,924         45,765
 Inventories                                                             -              -       (61,513)      (237,314)
 Suppliers                                                               8              -       (14,276)         74,912
 Taxes, payroll, related charges and other                           3,216          2,440       (33,890)      (133,068)
                                                                     3,224          2,440       (66,755)      (249,705)
Cash provided by operating activities                                (971)          7,108         65,574       (99,712)
Investments flow

 Financial cash investments                                              -              -        266,112      (251,008)
 Cash investments on permanent                                         (4)        (1,426)       (66,228)      (100,274)
 Disposal of permanent                                                   -              -          2,238          6,725
Cash provided by investments flow                                      (4)        (1,426)        202,122      (344,557)
Loans flow

 Loans, financings and debentures                                        -              -      (272,620)        482,203
 Interest over company capital                                           -        (5,400)              -        (5,400)
 Other long term receivables and payables                            1,031          (270)       (30,941)       (27,043)
Cash flow from financing activities                                  1,031        (5,670)      (303,561)        449,760





FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

04.01 - EXPLANATORY NOTES


Net increase (decrease)                                                 56             12       (35,865)          5,491
Availabilities:
 Beginning of year                                                      33             51         50,954         11,757
 End of year                                                            89             63         15,089         17,248
Net increase (decrease)                                                 56             12       (35,865)          5,491


16.TRANSACTIONS WITH RELATED PARTIES

The Company owes loan transactions with Perdigao Agroindustrial S.A. Loans refer to the following amounts: a) R$1,657 (R$1,533 on 06.30.03) of intercompany loans; b) R$1,543 (R$1,118 on 09.30.02) of income; c) R$7 (R$1,144 on 09.30.02)
of expenses.

The loans are subject to interest at the average cost of funding for the Perdigao Companies. Operations between the subsidiaries are made under normal market conditions regarding prices and terms.

17. INSURANCE

On 09.30.03 the main insurance coverage considered sufficient to cover eventual damage and other losses were: a) Named risks, fire, wind, lighting, business interruption, among others risks, on property, plant and equipment and inventories, in the amount of R$ 1,245,039; b) National and international freight, with the amounts calculated based on cargo registered; c) Other coverage, such as cash, civil responsibilities, vehicles and containers.

18. OBLIGATIONS AND GUARANTEES - CONSOLIDATED

The Perdigao Companies have granted R$981,679 (R$876,946 on 06.30.03) of guarantees, R$642,828 (R$644,844 on 06.30.03) of mortgages on properties and guarantees, R$3,268 (R$2,763 on 06.30.03) of fiduciary liens as collateral for loans, financing and debentures and R$75,403 (R$87,378 on 06.30.03) of mortgages on properties for the guarantee of other obligations.

19. SUPPLEMENTAL RETIREMENT PLAN

In April 1997, Perdigao - Sociedade de Previdencia Privada (a private pension foundation), sponsored by Perdigao Agroindustrial S.A., began its activities which are to provide supplemental retirement benefits for Perdigao Companies employees.

The plan is a defined contribution plan, based on the actuarial determination of benefit levels through the capitalization of contributions. On 09.30.03, the plan had 20,808 (20,866 on 06.30.03) participants and net equity of R$43,898 (R$39,481 on 06.30.03). For the quarter, contributions of the Companies were R$ 958 (R$820 on 09.30.02), of which R$834 (R$709 on 09.30.02) were for current costs and R$124 (R$111 on 09.30.02) for past service. The current liability for past service assumed at the beginning of the plan is R$6,725 (R$6,932 on 06.30.03), updated based on the general price index - IGP-DI. This amount must be paid in at maximum 20 years from the beginning of the plan.

The assets of the plan were constituted of Fixed Income Fund and of investment funds, totaling R$43,982 (R$39,524 on 06.30.03).

The contributions, on average, are divided on the basis of 2/3 for the sponsors and 1/3 for the participants. The actuarial calculations are made by independent actuaries, in accordance with applicable regulations.



FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

04.01 - EXPLANATORY NOTES

20 - SUBSEQUENT EVENT

On September it was constituted the Perdigao's Credit Rights Investment Fund (Perdigao FIDC - Fundo de Investimento em Direitos Creditorios) with Banco Rabobank International Brasil S.A.

The fund is a securitization, via an assignment contract of existing commercial receivables arising by the sales of domestic market by Perdigao Agroindustrial S.A.. The Fund's equity will be R$ 80 million, of which R$ 64 million consist of senior quotas and R$ 16 million in subordinated quotas subscribed by the issuer. The portfolio expected return is 95% of the average CDI (Brazilian Interbank Deposit Certificate) rate, with three-year maturity date and total amortization at the end of this period, which shall be extendable for further three years.

The resources accruing from this operation will be received during the fourth quarter of 2003.

                                x.x.x.x.x.x.x.x.x


BOARD OF DIRECTORS

Eggon Joao da Silva                           Chairman
Francisco Ferreira Alexandre                  Vice-chairman
Antonio Carlos Valente da Silva               Board Member
Francisco de Oliveira Filho                   Board Member
Jaime Hugo Patalano                           Board Member
Luis Carlos Fernandes Afonso                  Board Member
Adesio de Almeida Lima                        Board Member

FISCAL COUNCIL
Luciano Carvalho Ventura
Gerd Edgar Baumer
Hilda Turnes Pinheiro
Ayrton Antonio Jorge Netto
Jose Ignacio Ortuondo Garcia

EXECUTIVE OFFICERS

Nildemar Secches                              Chief Executive Officer
Joao Rozario da Silva                         Chief Sales Officer
Wang Wei Chang                                Chief Financial Officer
Paulo Ernani de Oliveira                      Chief Operation Officer
Nelson Vas Hacklauer                          Business Development Director
Wlademir Paravisi                             Supply Chain Director


Itacir Francisco Piccoli

Accountant - CRC - 1SC005856/O-0"S"-SP



FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

05.01 COMMENT ON THE COMPANY'S PERFORMANCE DURING THE QUARTER

See chart 08.01 for comments.



FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


06.01 - BALANCE SHEET - CONSOLIDATED ASSETS (IN THOUSANDS OF REAIS)

1- Code            2- Description                               3- 09/30/2003                     4- 06/3/2003
1                  TOTAL ASSETS                                                         2,753,148                         2,683,105
1.01               CURRENT ASSETS                                                       1,632,837                         1,563,767
1.01.01            Cash and Banks                                                         604,631                           570,120
1.01.01.01         Cash                                                                    15,089                            24,654
1.01.01.02         Cash Investments                                                       589,542                           545,466
1.01.02            Credits                                                                154,596                           157,243
1.01.02.01         Clients                                                                154,596                           157,243
1.01.03            Inventories                                                            655,741                           622,147
1.01.03.01         Finished Goods                                                         229,414                           229,873
1.01.03.02         Goods in Process                                                        23,126                            19,407
1.01.03.03         Raw Material                                                            92,062                            44,987
1.01.03.04         By-products and Packing                                                 69,279                            68,466
1.01.03.05         Livestock (poultry, turkey and hogs)                                   230,746                           238,779
1.01.03.06         Advances to Suppliers transit                                           11,114                            20,635
1.01.04            Others                                                                 217,869                           214,257
1.01.04.01         Taxes Receivable                                                       125,701                           120,479
1.01.04.02         Deferred Taxes                                                          34,312                            31,504
1.01.04.03         Securities Receivable                                                    5,874                            11,887
1.01.04.04         Other Rights                                                            21,636                            18,088
1.01.04.05         Advanced Expenses                                                       30,346                            32,299
1.02               NONCURRENT ASSETS                                                      124,384                           120,633
1.02.01            Credits                                                                      0                                 0
1.02.02            Credits with Associates                                                      0                                 0
1.02.02.01         With Affiliates                                                              0                                 0
1.02.02.02         With Subsidiaries                                                            0                                 0
1.02.02.03         With Other Associates                                                        0                                 0
1.02.03            Others                                                                 124,384                           120,633
1.02.03.01         Cash Investments                                                        37,797                            37,060
1.02.03.02         Taxes Receivable                                                         7,075                             7,336
1.02.03.03         Deferred Taxes                                                          30,459                            33,009
1.02.03.04         Securities Receivable                                                   24,714                            19,664
1.02.03.05         Legal Deposits                                                          12,867                            12,462
1.02.03.06         Clients                                                                  8,971                             8,762
1.02.03.07         Other Rights                                                             2,501                             2,340
1.03               PERMANENT ASSETS                                                       995,927                           998,705
1.03.01            Investments                                                                466                               464
1.03.01.01         Equity in Affiliates                                                         0                                 0
1.03.01.02         Equity in Subsidiaries                                                       0                                 0
1.03.01.02.01      Goodwill in Equity in Subsidiaries                                           0                                 0
1.03.01.03         Other Investments                                                          466                               464
1.03.01.03.01      Interest Through Fiscal Incentives                                          74                                74




FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


06.01 - BALANCE SHEET - CONSOLIDATED ASSETS (IN THOUSANDS OF REAIS)

1.03.01.03.02      Other Investments                                                          392                               390
1.03.02            Fixed Assets                                                           923,998                           925,373
1.03.02.01         Land                                                                    84,836                            84,795
1.03.02.02         Buildings and Improvements                                             519,249                           508,234
1.03.02.03         Machinery and Equipment                                                570,482                           544,007
1.03.02.04         Electric and hydraulic installations                                    47,712                            47,191
1.03.02.05         Forests and reforestation                                               17,112                            15,443
1.03.02.06         Construction in progress                                                34,640                            55,784
1.03.02.07         Other                                                                   20,214                            19,948
1.03.02.08         (-)Depreciation and Depletion                                        (370,247)                         (350,029)
1.03.03            Deferred Charges                                                        71,463                            72,868
1.03.03.01         Preoperating Costs                                                      63,847                            62,464
1.03.03.02         Implementation of Integrated Systems                                    26,375                            25,314
1.03.03.03         Goodwill on acquisition of investment                                   18,888                            18,888
1.03.03.04         (-) Amortization                                                      (37,647)                          (33,798)




FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


06.02 - BALANCE SHEET - CONSOLIDATED LIABILITIES (IN THOUSANDS OF REAIS)

1- Code            2- Description                               3- 09/30/2003                     4- 06/30/2003
2                  TOTAL LIABILITIES                                                    2,753,148                         2,683,105
2.01               CURRENT LIABILITIES                                                  1,359,560                         1,274,928
2.01.01            Loans                                                                  936,429                           888,792
2.01.01.01         Financial Institutions                                                 579,538                           667,457
2.01.01.02         Advance on Export Contract                                             356,891                           221,335
2.01.02            Debentures                                                              14,814                            14,584
2.01.03            Suppliers                                                              264,331                           247,064
2.01.04            Taxes, Charges and Contribution                                         32,195                            25,197
2.01.04.01         Tax Obligations                                                         22,025                            15,507
2.01.04.02         REFIS - Tax Recovery Program                                                30                                96
2.01.04.03         Social Contributions                                                    10,140                             9,594
2.01.05            Dividends Payable                                                            3                                 3
2.01.06            Provisions                                                              56,911                            47,873
2.01.06.01         Provisions for vacations & 13th salaries                                56,911                            47,873
2.01.07            Debts with Associates                                                        0                                 0
2.01.08            Others                                                                  54,877                            51,415
2.01.08.01         Payroll                                                                 10,725                            10,467
2.01.08.02         Interest Over Company Capital                                               70                                70
2.01.08.03         Employees' profit sharing                                                3,913                               911
2.01.08.04         Other Obligations                                                       40,169                            39,967
2.02.              NONCURRENT LIABILITIES                                                 666,475                           719,263
2.02.01            Loans                                                                  499,616                           544,175
2.02.01.01         Financial Institutions                                                 482,076                           486,029
2.02.01.02         Advance on Export Contract                                              17,540                            58,146
2.02.02            Debentures                                                              59,948                            59,111
2.02.03            Provisions                                                                   0                                 0
2.02.04            Debts with Associates                                                        0                                 0
2.02.05            Others                                                                 106,911                           115,977
2.02.05.01         Taxes and Benefits Obligations                                           4,891                             4,422
2.02.05.02         Deferred Taxes                                                           2,660                             2,811
2.02.05.03         Reserves for Contingencies                                              99,360                           108,744
2.03               DEFERRED INCOME                                                              0                                 0
2.04               MINORITY INTEREST                                                            0                                 0
2.05               NET EQUITY                                                             727,113                           688,914
2.05.01            Paid-up Capital Stock                                                  490,000                           490,000
2.05.02            Capital Reserves                                                             0                                 0
2.05.02.01         Reserve for Fiscal Incentives                                                0                                 0
2.05.03            Revaluation Reserve                                                          0                                 0
2.05.03.01         Owned Assets                                                                 0                                 0
2.05.03.02         Subsidiaries/ Affiliates                                                     0                                 0
2.05.04            Profit Reserves                                                        185,640                           185,640



FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


06.02 - BALANCE SHEET - CONSOLIDATED LIABILITIES (IN THOUSANDS OF REAIS)

2.05.04.01         Legal                                                                   18,523                            18,523
2.05.04.02         Statutory                                                                    0                                 0
2.05.04.03         For Contigencies                                                             0                                 0
2.05.04.04         Profits Realizable                                                           0                                 0
2.05.04.05         Retained Earnings                                                            0                                 0
2.05.04.06         Special for Non-distributed Dividends                                        0                                 0
2.05.04.07         Other profit Reserves                                                  167,117                           167,117
2.05.04.07.01      Expansion Reserves                                                     171,309                           171,309
2.05.04.07.02      Increase Capital Reserves                                                2,902                             2,902
2.05.04.07.03      Treasury Shares                                                          (815)                             (815)
2.05.04.07.04      Unrealized Profit                                                      (6,279)                           (6,279)
2.05.05            Accumulated Profit/ Losses                                              51,473                            13,274



FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

07.01 - CONSOLIDATED STATEMENT OF INCOME (IN THOUSANDS OF REAIS)

1- Code       2- Description                              3-07/01/2003 to   4-01/01/2003 to    5-07/01/2002 to   6-01/01/2002 to
                                                          09/30/2003        09/30/2003         09/30/2002        09/30/2002
3.01          GROSS INCOME FROM SALES AND/OR SERVICES             1,138,774          3,112,581           851,243          2,293,847
3.01.01       Sales In Domestic Market                              604,119          1,769,595           520,572          1,462,457
3.01.02       Exports                                               534,655          1,342,986           330,671            831,390
3.02          Sales Returns                                       (128,624)          (377,451)          (95,597)          (281,093)
3.03          NET INCOME FROM SALES AND/OR SERVICES               1,010,150          2,735,130           755,646          2,012,754
3.04          Cost Of Goods And/Or Services Sold                  (732,531)        (2,057,772)         (531,634)        (1,440,055)
3.05          GROSS INCOME                                          277,619            677,358           224,012            572,699
3.06          OPERATING INCOME/EXPENSES                           (230,475)          (619,361)         (263,973)          (617,628)
3.06.01       With Sales                                          (169,979)          (497,949)         (146,189)          (383,370)
3.06.01.01    Variable                                            (118,352)          (341,820)          (99,080)          (252,776)
3.06.01.02    Fixed                                                (49,628)          (150,340)          (45,371)          (125,597)
3.06.01.03    Depreciation and Amortization                         (1,999)            (5,789)           (1,738)            (4,997)
3.06.02       General and Administrative                           (12,996)           (38,783)          (11,162)           (33,992)
3.06.02.01    General and Administrative                            (9,799)           (29,420)           (8,327)           (25,526)
3.06.02.02    Depreciation and Amortization                         (1,558)            (4,868)           (1,565)            (4,458)
3.06.02.03    Management Fees                                       (1,639)            (4,495)           (1,270)            (4,008)
3.06.03       Financial                                            (47,498)           (79,440)         (115,594)          (211,665)
3.06.03.01    Financial Income                                       37,540            (7,472)           309,803            447,135
3.06.03.02    Financial Expenses                                   (85,038)           (71,968)         (425,397)          (658,800)
3.06.04       Other Operating Income                                      0                  0                 0                  0
3.06.05       Other Operating Expenses                                (940)            (2,311)             (532)            (1,715)
3.06.06       Income On Equity                                          938              (878)             9,504             13,114
3.07          OPERATING INCOME                                       47,144             57,997          (39,961)           (44,929)
3.08          Non-operating Income                                    (756)            (2,002)                70                620
3.08.01       Income                                                  1,089              3,926             2,188             16,727
3.08.02       Expenses                                              (1,845)            (5,928)           (2,118)           (16,107)
3.09          INCOME BEFORE TAX AND INTERESTS                        46,388             55,995          (39,891)           (44,309)
3.10          Provision For Income Tax And Social                   (1,208)            (1,228)           (3,171)            (7,805)
              Contribution

3.11          Deferred Income Tax                                   (3,979)                612            18,525             30,376
3.12          Interests And Statutory                               (3,002)            (3,906)                 0                  0
3.12.01       Interests                                             (3,002)            (3,906)                 0                  0
3.12.01.01    Management Participation                                (597)              (804)                 0                  0
3.12.01.02    Employees' Profit Sharing                             (2,405)            (3,102)                 0                  0
3.12.02       Contribution                                                0                  0                 0                  0
3.13          Reversion Of Interest Over Company Capital                  0                  0                 0                  0
3.14          Minority Interest                                           0                  0                 0                  0
3.15          PROFIT/LOSS IN FISCAL YEAR                             38,199             51,473          (24,537)           (21,738)
              Number Of Shares (Ex-treasury)                     44,508,889         44,508,889        44,508,889         44,508,889
              Earnings Per Share                                    0.85823            1.15647
              Loss Per Share                                                                           (0.55128)          (0.48840)



FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

Dear Shareholders,

Perdigao had solid results in the quarter due to the performance of its exports, especially in the European and Japanese markets, as well as the improved sales mix and the partial reduction of the main costs and expenses, despite the continuing lack of economic growth, domestically and abroad.

(The variations mentioned in this report are comparisons between the 3Q03 and the 3Q02, or YTD 2003 with YTD 2002).

OPERATIONAL AND FINANCIAL HIGHLIGHTS - 3RD QUARTER 2003

>> Gross sales were 33.8% higher, reaching R$ 1.138 billion in the quarter;
>> Growth of 8.4% in volumes of meat sold;
>> Domestic market revenues grew 16%, with an 8% decrease in volume;
>> Exports were  responsible for 52.9% of the Company's net sales,  with sales growth of 61.7%, and meat volumes 28.3% higher;
>> Higher value-added products grew 34.7% in revenues and 5.0% in volume;
>> Gross profit rose 23.9% due to strong sales performance and cost reductions to the main inputs in relation to the previous quarter;
>> EBITDA increased 36.6%, a result of gross profit and the reduction of commercial expenses;
>> Net income reached R$ 38.2 million;
>> Profitability of shares was 42%.


                                                                                                      R$ million

HIGHLIGHTS                         3Q 2003        3Q 2002        % Ch.        YTD. 2003     YTD. 2002        % Ch

Gross Sales                           1,138.8          851.2          33.8        3,112.6       2,293.8          35.7
Domestic Market                         604.1          520.6          16.0        1,769.6       1,462.5          21.0
Exports                                 534.7          330.7          61.7        1,343.0         831.4          61.5
Net Sales                             1,010.2          755.6          33.7        2,735.1       2,012.8          35.9
Gross Profit                            277.6          224.0          23.9          677.4         572.7          18.3
EBIT                                     94.6           66.7          42.0          140.6         155.3         (9.5)
Net Income                               38.2         (24.5)         255.7           51.5        (21.7)         336.8
EBITDA                                  118.6           86.8          36.6          211.4         214.1         (1.3)
EPS*                                     0.86         (0.55)         255.7           1.16        (0.49)         336.8
Meats (thousand tons)                   255.0          235.3           8.4          706.3         655.2           7.8

*Earnings per Share, excluding the shares in Treasury


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

[GRAPHIC OMITTED]

Investments have been reduced, totaling R$ 53.3 million in the first nine months, 43.7% less than the same period of 2002, and R$ 19.4 million in the quarter. Investments were particularly directed to export product lines and to the Agroindustrial Complex in Rio Verde - State of Goias. This plant is operating at its planned capacity in poultry and hog slaughtering, and should reach planned capacity in production of meat by the end of this year, in line with the established schedule.

PRODUCTION

Meat production totaled 255,342 tons, with a 1.8% increase in the quarter and 2.8% year to date. Poultry slaughter grew 12.1% due to increased exports of chicken.

Production                                  3Q 2003      3Q 2002       % Ch.     YTD. 2003    YTD. 2002      % Ch

Poultry Slaughter (million heads)               115.6        103.1         12.1       325.4        298.5          9.0
Hog Slaughter (thousand heads)                  722.0        703.4          2.6     2,063.9      2,034.2          1.5
Poultry Meats (thousand tons)                   148.6        145.9          1.9       426.7        402.3          6.1
Pork/Beef Meats (thousand tons)                 106.8        105.0          1.7       300.5        304.9        (1.4)
Other Processed Products (thousand tons)          4.3          4.4        (2.6)        12.4         12.1          2.1
Feed and Premix (thousand tons)                 709.0        639.3         10.9     2,049.2      1,838.6         11.5
One-day Chicks (million units)                  123.2         98.4         25.2       342.8        302.1         13.5
Soybean Crushing (thousand tons)                121.7        131.5        (7.5)       383.6        397.0        (3.4)
Degummed Oil (thousand tons)                     21.7         24.3       (10.6)        69.6         73.4        (5.2)
Refined Oil (thousand tons)                      14.8         22.7       (34.8)        49.6         66.4       (25.3)



FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

DOMESTIC MARKET

Domestic market sales grew 16.0% in the quarter and 21.0% in the year. As a result of the economic recession in Brazil, the Company opted to reduce volumes, with drops of 8.0% and 6.3% respectively, in quarterly and year-to-date meat volumes.

The improved sales mix, with elaborated/processed products comprising 90.8% of the total, was the principal factor in offsetting production costs, which continued to rise throughout the period, thus compromising the margins. As a result of this strategy, the average prices in the meat segment increased 34.7% and 30.9% in the quarter and year to date, respectively, while costs rose at 22.0% and 26.6%, respectively, in the same periods.

The volume of in-natura meat was 49% lower in the quarter as these products were directed towards exports. The volume of processed products grew 1.6% in the quarter, while processed pasta products rose 5.4%. However, there was an overall decrease of 8.9% due to frozen vegetables from suppliers, which dropped significantly due to weak internal demand.

Domestic Market                               Tons (thousand)                          Sales (R$ million)
                                   3Q 2003        3Q 2002        % Ch.        YTD. 2003     YTD. 2002        % Ch

In-Natura                                12.6           24.5        (48.7)           45.1          57.7        (21.8)
  Poultry                                 8.9           19.8        (54.9)           33.4          47.4        (29.6)
  Pork/Beef                               3.7            4.7        (22.7)           11.8          10.3          14.0
Elaborated/Processed                    106.4          104.8           1.6          447.3         338.4          32.2
Total Meats                             119.0          129.3         (8.0)          492.5         396.2          24.3
  Soybean                                34.0           49.3        (31.0)           44.7          62.4        (28.3)
  Other Processed                         5/4            5.9         (8.9)           39.8          36.1          10.0
  Others                                   --             --            --           27.2          25.8           5.1
Total                                   158.5          184.6        (14.2)          604.1         520.6          16.0

  Total Elabor./Processed               111.9          110.7           1.0          487.1         374.6          30.0


                                   3Q 2003        3Q 2002        % Ch.        YTD. 2003     YTD. 2002        % Ch

In-Natura                                38.4           62.8        (38.8)          131.8         151.6        (13.1)
  Poultry                                28.7           49.1        (41.7)          102.5         121.2        (15.4)
  Pork/Beef                               9.7           13.6        (28.6)           29.4          30.5         (3.7)
Elaborated/Processed                    303.2          301.7           0.5        1,276.0         993.2          28.5
Total Meats                             341.5          364.5         (6.3)        1,407.8       1,144.8          23.0
  Soybean                               106.0          152.8        (30.7)          157.0         155.4           1.0
  Other Processed                        15.2           15.9         (4.4)          109.7          95.7          14.5
  Others                                   --             --            --           95.1          66.5          43.1
Total                                   462.7          533.2        (13.2)        1,769.6       1,462.5          21.0

  Total Elabor./Processed               318.4          317.6           0.2        1,385.6       1,088.9          27.3


08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

As part of its ongoing goal to adapt products to the needs of all consumers, Perdigao launched five innovative soy-based vegetarian products: MINI KIBE, FRANKFURTER, HAMBURGER, VEGETARIAN FINGERS and KIEV STUFFED WITH mushrooms. These products were developed for the vegetarian consumer, yoga practitioners, traditional consumers of kosher food, people with high cholesterol levels and athletes who need to replace protein.

Domestic market performance can also be measured by market share, as follows:

[GRAPHIC OMITTED]

The Company received important awards in the commercial area, following its continuous efforts to offer innovative and quality services to its consumers. Among these awards were first and second place in the Launch of the Year Award, with first place going to Folhados ( Flaky Pastries), and second place to the Apreciatta Sweet Pizza Line in the Ready-to-eat/Semi Ready-to-eat category. These awards are given by "Superhiper" Magazine, of the Brazilian Supermarket Association (ABRAS). Perdigao also received the Carrinho Agas 2003 trophy, an initiative of the Gaucha Supermarket Association (AGAS) for Best Frozen Foods Supplier.

EXPORT MARKET

Demand for Perdigao products was particularly higher in the major markets of Europe, the Far East and the Middle East, pushing revenue growth to 61.7% in the quarter and 61.5% in the year. Growth in volumes of meat sold was 28.3% in the quarter and 25.5% year-to-date. This scenario was opposite to last year's, when the global meat supply was high and prices in dollars had fallen significantly.


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

Elaborated/processed meat products grew 52.5% in revenues and 34.3% in volume, despite the restrictions established in Europe regarding salted chicken breast.

Exports                                           Tons (thousand)                        Sales (R$ million)

                                        3Q 2003        3Q 2002        % Ch.       3Q 2003      3Q 2002       % Ch.

..In Natura                               115.7            90.8          27.3        386.2        234.4         64.7
..Poultry                                  95.7            77.7          23.2        313.6        191.0         64.1
..Pork                                     19.9            13.1          51.9         72.6         43.4         67.4
..Elaborated/Processed                     20.3            15.1          34.3        146.6         96.1         52.5
Total Meats                              135.9           105.9          28.3        532.8        330.6         61.2
Total                                    136.4           106.0          28.7        534.7        330.7         61.7

..Total Elabor./Processed                  20.3            15.1          34.4        146.9         96.2         52.7




                                        YTD 2003       YTD 2002      % Ch.      YTD 2003       3Q 2002       % Ch.

..In Natura                               312.0           252.7          23.5      961.1          631.3         52.2
..Poultry                                 263.9           208.7          26.5      789.5          495.3         59.4
..Pork                                     48.1            44.0           9.3      171.6          136.0         26.2
..Elaborated/Processed                     52.7            38.0          38.7      379.3          199.7         89.9
Total Meats                              364.8           290.7          25.5    1,340.4          831.0         61.3
Total                                    365.8           290.8          25.8    1,343.0          831.4         61.5

..Total Elabor./Processed                  52.8            38.1                    379.7          200.0         89.9


Average prices in dollars were nearly 30% higher in the quarter, while average prices in reais rose 24.8%. Costs, however, were even higher, with an increase of 38.5%. Year to date, average prices were approximately 17% higher in dollars and 27.8% higher in reais, compared with average costs that were 47.8% greater. The discrepancy between price and costs could not be fully passed through to sales prices and reflects increases due to the exchange rate devaluation.

Our European market saw revenue growth of 81%, due to our international strategy and our own sales offices in the Netherlands and England, and to the climatic problems that affected European poultry producers. The Far East grew 89% because of the Japanese market, which banned imports from China because of Aviary Influenza. The Chinese market began importing our products. Another major push came from the Middle East, which grew 106.3%. Among the other countries to which Perdigao exports - which registered growth of 47.4% - Africa stands out. A drop of 16.8% was felt in Eurasia due to the quotas established in Russia, in spite of the successful entry into new countries in that market.


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

[GRAPHIC OMITTED]

% NET SALES

ECONOMIC AND FINANCIAL PERFORMANCE

Net Sales

Net Sales grew 33.7% to R$ 1.0 billion in the quarter, stimulated by the value added in the domestic market and by exports, which were equivalent to 52.9% of the total. Year to date, growth of 35.9% resulted in net sales of R$ 2.7 billion.

[GRAPHIC OMITTED]


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

[GRAPHIC OMITTED]

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

COST OF SALES

The cost of sales suffered greater impacts than sales, both in the quarter and the first nine months, due to higher raw material prices, mainly for corn and soybean. The cost of these two items was nearly 11% higher in the quarter, and 38% year to date, although their prices have showed a decrease of 7% in the quarter in comparison to the second quarter. Other items such as industrial meats, freight and packaging continued to expand, resulting in costs that exceeded prices, principally in the international market.

GROSS MARGIN

Gross margin was 27.5% in the quarter, thus returning to historical levels. The total of R$ 277.6 million in gross profit represented a 23.9% increase, which was achieved due to improved sales. In the year, gross profit grew by 18.3% to R$ 677.4 million, representing 24.8% of gross margin.

OPERATING EXPENSES

Commercial expenses declined by 250 basis points in relation to net sales, due to maintenance and/or the reduction in operating expenses, principally the variable expenses and increase of export volumes.

OPERATING RESULTS

The good 9.4% operating margin obtained in the quarter, which resulted in operating income before financial expenses of R$ 94.6 million, 42% higher than in the third quarter of the previous year, was attributed to the increase in revenues and volumes, the improved mix, and partial cost reduction. Year to date, operating margin was 5.1%, totaling R$ 140.6 million. This 9.5% decrease was mainly due to first half impacts, when costs were at higher levels and the Brazilian currency appreciated, generating losses in export revenues.

FINANCIAL RESULTS

In an effort to improve financial performance and increase working capital, Perdigao concluded the structuring and constitution of the Perdigao Investment in Direct Credits Fund (Perdigao FIDC) with Banco Rabobank International Brasil S.A., which is a securitization through a contract for cession of existing and performed commercial receivables originated by Perdigao Agroindustrial S.A. from the sale of food products to clients in the domestic market.

The equity in the Fund will be R$ 80 million, of which R$ 64 million refers to the senior quotas, and R$16 million refer to the subordinated quotas, which are subscribed by the issuer whose resources


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

are being included in the fourth quarter. The expected return of the Fund is 95% of the average CDI (Brazilian Interbank Deposit Certificate) rate for a period of three years, and full amortization at the end of the period and possibility of extension for another equal period.

The operation received an "AA(bra)" rating from Fitch Atlantic Ratings, and principally reflects the low non-payment index of the portfolio of assets to be acquired by the Fund (less than 2.0% for delays of more than 15 days).

In spite of the growth in the level of activity, net accounting debt was reduced by 1.5% in the quarter, compared with the same quarter of the previous year, and by 3.5% before the close of the quarter on June 30, 2003.

Financial expenses decreased by 58.9% in the quarter, and 62.5% in the year.

                                                                               On 09/30/03     On 09/30/02
                                                 Short-Term      Long-Term        Total           Total         % Ch.
DEBT

     Local Currency                                 286.3          261.0          547.3           691.3          (20.8)
     Foreign Currency                               664.9          298.6          963.5         1,309.8          (26.4)
     GROSS DEBT                                     951.2          559.6        1,510.8         2,001.1          (24.5)
CASH INVESTMENTS

     Local Currency                                 313.8           --            313.8           462.1          (32.1)
     Foreign Currency                               290.8           37.8          328.6           657.8          (50.0)
     TOTAL                                          604.6           37.8          642.4         1,119.8          (42.6)
NET ACCOUNTING DEBT                                                               868.4           881.3           (1.5)

EXCHANGE RATE EXPOSURE - US$ MILLION                                              (30.5)          (89.2)         (65.8)


NET INCOME AND NET MARGIN

Net income in the quarter was R$ 38.2 million, representing a positive net margin of 3.8%, reverting the negative 3.2% performance from the previous quarter. Year to date, accumulated net income totaled R$ 51.5 million, compared with negative R$ 21.7 million in the same period of 2002. Net margin was a positive 1.9%, compared with a negative 1.1% in the first nine months of 2002.

SHAREHOLDERS' EQUITY

Shareholders' Equity totaled R$ 727.1 million, 12.6% higher than on September 30, 2002, with an accumulated return of 7.6% during the year.

The Company has R$ 197.5 million in recoverable and deferred taxes, which were obtained throughout the normal course of business. These benefits will be used upon future generation of taxes.


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

STOCK MARKET

The rebound in worldwide capital markets, combined with the reduction of Brazil's sovereign risk, and particularly the Company's fundamentals, allowed a correction to the Company's share price, which performed better than both national and international stock exchange indexes. The share volume on the Bovespa grew 175% in the quarter, reaching 16.2 million shares negotiated in the year to date, an 80% growth. The volume of ADR transactions on the New York Stock Exchange was 43.4% higher in the quarter and 13.3% in the year.

                 PRGA4                        3Q 2003             3Q 2002           YTD. 2003           YTD. 2002

Share Price*                                       R$ 17.06           R$ 11.00            R$ 17.06           R$ 11.06
Traded Shares (Volume)                   7.7 million         2.8 million        16.2 million        9.0 million
Performance                                    42.2%              (23.6%)             39.8%              (26.7%)
Bovespa Index                                  23.4%              (22.6%)             42.1%              (36.5%)
IGC (Brazil Corp. Gov. Index)                  17.2%              (19.6%)             32.4%              (21.7%)


PDA                                      3Q 2003             3Q 2002            YTD 2003            YTD 2002
SHARED PRICE                                      US$ 11.75           US$ 5.75           US$ 11.75           US$ 5.75
TRADED ADRS VOLUME                              241.3 thousand      168.3 thousand     625.2 thousand      551.7 thousand
PERFORMANCE                                      36.8%              (43.6%)             67.9%              (54.7%)
DOW JONES INDEX                                   3.2%              (17.9%)             11.2%               24.2%)


[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

SOCIAL BALANCE

Year to date, Perdigao has invested R$ 40.8 million in human resource benefits, 22.1% above the amount invested in 2002.


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER


               Main Indicators                      09.30.03             09.30.02               % Ch.

NUMBER OF EMPLOYEES                                  27,725               23,558                17.7
Net Sales per Employee/year - In R$ 000               131.5               113.9                 15.5
Productivity per Employee (tons/year)                  35.7                 41.0                (12.9)


Perdigao generated 4,167 jobs in the period, with 1,222 positions generated in the third quarter, thus strengthening production and assuring Company growth. For this reason the productivity per employee performance indicator shows a decline; however, net sales per employee increased significantly.

The accumulated added value was R$ 750.2 million, 17.6% higher than in the previous year. Taxes increased by 72.4%, due to the higher PIS/COFINS rate and INSS appropriation, which were considered in Human Resources.


Distribution of Added Value             YTD. 03                    YTD. 02

HUMAN RESOURCES                           37.8%                      44.1%
TAXES                                     45.9%                      31.5%
INTEREST                                   8.9%                      28.0%
DIVIDENDS                                  0.0%                       0.8%
RETENTION                                  6.9%                      (4.4%)
MANAGEMENT/EMPLOYEES' PROFIT SHARING       0.5%                       0.0%
TOTAL                                    100.0%                     100.0%

Perdigao is, as always, committed to fulfilling its social responsibilities, contributing to building citizenship and improving people's quality of life. To this end the Company advanced community programs and, together with its employees, organized Volunteer Day as part of the Perdigao Social Action Program called For a Community of Solidarity. This program provided 63,000 instances of aid in the areas of education, health, leisure and citizenship to the underprivileged population in the southern part of Brazil.

Another important initiative was the Company joining the Fight Hunger campaign. Company employees, integrated producers, transporters and other partners donated
57.4 tons of non-perishable food, and the Company contributed with the same quantity. The 114.8 tons of food were delivered to 51 entities in Brazil. In addition, Perdigao offered snacks to children in partnership with Bovespa, participating in the mega-event of the opening of a modern sports education center in the underprivileged community of Paraisopolis, one of the largest communities of this type in Sao Paulo.


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

08.01 - COMMENTS ON THE CONSOLIDATED PERFORMANCE IN THE QUARTER

The Company received the following Environmental Awards: Fritz Muller from FATMA, and the Ecology Expression in the Pollution Control category.

Perdigao was chosen as one of the 10 model companies for Social Responsibility in the Guide of Good Corporate Citizenship, by Exame magazine in partnership with the Ethos Institute and GIFE - Group of Institute, Foundations and Companies.

CORPORATE GOVERNANCE

Perdigao received the Abrasca award for Best Annual Report - 2002, gaining 5th place overall. Perdigao's receipt of this award was due to the Company's habitual transparency of information, capacity to innovate and demonstration of its differentiating competitive factors.

PERSPECTIVES

The international demand for meat products continues to rise and may contribute to improving margins in the next quarter. In addition to the aggregation to the sales mix that traditionally occurs in the domestic market as a function of Christmas and New Year celebrations, Perdigao believes that in 2003 the Company may achieve:

>> Growth of nearly 7% in total volumes of meat sold;
>> Increase of more than 20% in volumes exported;
>> Reduction of approximately 5% in volumes sold in the domestic market; >> Investments of below the established limit of R$ 80 million.

                                                        Sao Paulo, October 2003.

   Eggon Joao da Silva                       Nildemar Secches

   CHAIRMAN                               CHIEF EXECUTIVE OFFICER


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

09.01 - INTERESTS IN SUBSIDIARIES AND/OR AFFILIATES

1- Item    2- Affiliate/Coligate name     3-   General   Taxpayers' 4- NATURE OF SHARE CONTROL   5- % Capital    6- % investor  net
                                          Register                                                                  equity
7- TYPE OF COMPANY                        8- number of shares  held on current  quarter 9-  number of shares held on last quarter
                                          (Units)                                       (Units)

    01     PerdigAo Agroindustrial S.A.          86.547.619/0001-36 Private Subsidiary                       100.00           100,00
Industrial, Commercial and Others                                            46,150,563                                   46,150,563

    02     PERDIGAO EXPORT LTD.                       -             Private Subsidiary                       100.00             0.00
Industrial, Commercial and Others                                                10,000                                       10,000



FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


16.01 - OTHER RELEVANT INFORMATION

SHAREHOLDERS' COMPOSITION

Shareholders' composition on 09.30.03

                         COMMON SHARES PREFERRED SHARES

         SHAREHOLDERS                                          %                           %               TOTAL         %
Controlling shareholders                 12,359,415        79.88       10,519,605      36.05          22,879,020     51.24
Management:
  Board of Directors (*)                  1,568,431        10.14        1,777,312       6.09           3,345,743      7.49
  Executive Officers                              -            -                2          -                   2         -
Fiscal Council                                    -            -               12          -                  12         -
Treasury shares                               7,900         0.05          135,595       0.46             143,495      0.32
Other shareholders                        1,536,211         9.93       16,747,901      57.40          18,284,112     40.95
Total                                    15,471,957       100.00       29,180,427     100.00          44,652,384    100.00
Shares outstanding                        3,104,642        20.07       18,525,227      63.49          21,629,869     48.44
(*) Including Weg S.A. and Eggon Joao da Silva Adm. Ltd.

Shareholders' composition on 09.30.02

                         COMMON SHARES PREFERRED SHARES

         SHAREHOLDERS                                       %                              %               TOTAL         %
Controlling shareholders                 12,339,318        79.75       10,770,005      36.91          23,109,323     51.75
Management:
  Board of Directors (*)                  1,568,431        10.14        1,859,580       6.37           3,428,011      7.68
  Executive Officers                              -            -                2          -                   2         -
Fiscal Council                                    -            -               12          -                  12         -
Treasury shares                               7,900         0.05          135,595       0.47             143,495      0.32
Other shareholders                        1,556,308        10.06       16,415,233      56.25          17,971,541     40.25
Total                                    15,471,957       100.00       29,180,427     100.00          44,652,384    100.00
Shares outstanding                        3,124,739        20.20       18,274,827      62.63          21,399,566     47.92
(*)Including Weg S.A.

Shareholders' composition with more than 5% of voting capital on 09.30.03:

                                                                  Common shares         %       Preferred shares         %
Previ - Caixa Prev. Func. Bco. Brasil (*)                             2,865,315     18.52              3,972,428     13.61
Fun. Telebras Seg. Social - Sistel (*)                                2,766,917     17.88                144,889      0.50
Petros - Fund. Petrobras Seg. Soc. (*)                                2,255,562     14.58              1,905,261      6.53
Fapes (Fund. Assist. Prev. Social)-BNDES (*)                          1,908,201     12.33              2,291,061      7.85
Weg S.A.                                                              1,566,862     10.13              1,768,172      6.06
Real Grandeza Fundacao de APAS (*)                                    1,579,469     10.21                      -         -
Bradesco Vida e Previdencia S.A.                                      1,156,411      7.47                      -         -
Valia - Fund. Vale do Rio Doce (*)                                      303,609      1.96              1,544,786      5.29
Telos - Fund. Embratel de Seg. Social (*)                               165,537      1.07                510,120      1.75
Previ-Banerj (*)                                                        514,805      3.33                151,060      0.52
Sub-total                                                            15,082,688     97.48             21,287,777     42.11
Others                                                                  389,269      2,52             16,892,650     57.89
Total                                                                15,471,957    100.00             29,180,427    100.00
(*) Shareholders that are part to a Shareholders' Agreement.


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

16.01 - OTHER RELEVANT INFORMATION

HOLDERS OF MORE THAN 5% OF VOTING CAPITAL TILL THE PERSON LEVEL:

WEG S.A. (THOUSAND OF SHARES)

                                                      COMMON SHARES               PREFERRED SHARES
                                                                            %                              %
Weg Participacoes e Servicos S.A.(a)                        279,160     96.93               29.749      9.02
Others                                                        8,840      3.07              300,206     90.98
Total                                                       288,000    100.00              329,955    100.00


WEG PARTICIPACOES E SERVICOS S.A. (A) (THOUSAND OF SHARES)

                                                        COMMON SHARES        %     PREFERRED SHARES      %

Tania Marisa da Silva                                          6,107       6.58                  -        -
Decio da Silva                                                 6,107       6.58                  -        -
Solange da Silva Janssen                                       6,107       6.58                  -        -
Katia da Silva Bartsch                                         6,107       6.58                  -        -
Marcia da Silva Petry                                          6,107       6.58                  -        -
Miriam Voigt Schwartz                                         10,177      10.96                  -        -
Valsi Voigt                                                   10,177      10.96                  -        -
Cladis Voigt Trejes                                           10,177      10.96                  -        -
Diether Werninghaus                                            7,684       8.28                  -        -
Martin Werninghaus                                             7,684       8.28                  -        -
Heide Behnke                                                   7,684       8.28                  -        -
Others                                                         8,728       9.38                  -        -
                                                              92,846     100.00                  -        -


BRADESCO VIDA E  PREVIDENCIA S.A.

                                                      COMMON SHARES               PREFERRED SHARES
                                                                            %                               %
Bradesco Seguros S.A. (b)                               791,364,365    100.00                    -          -
Total                                                   791,364,365    100.00                    -          -



FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

16.01 - OTHER RELEVANT INFORMATION

BRADESCO SEGUROS S.A. (B)

                                                      COMMON SHARES               PREFERRED SHARES
                                                                            %                               %
Banco Bradesco S.A. (c)                                     625,315     99.70                    -          -
Others                                                        1,862      0.30                    -          -
Total                                                       627,177    100.00                    -          -

BANCO BRADESCO S.A. (C)


                                                      COMMON SHARES               PREFERRED SHARES
                                                                            %                               %
Cidade    de   Deus    Cia.    Comercial    de      381,004,321,232     47.69          103,800,000       0.01
Participacoes (d)
Fundacao Bradesco                                   126,464,714,394     15.83       17,641,630,092       2.24
Others                                              291,471,022,246     36.48      769,193,935,336      97.75
Total                                               798,940,057,872    100.00      786,939,365,428     100.00

CIDADE DE DEUS CIA. COMERCIAL DE PARTICIPACOES (D)

                                                      COMMON SHARES               PREFERRED SHARES
                                                                            %                              %
Nova Cidade de Deus  Participacoes S.A. (e)           2,024,355,762     43.16                    -         -
Fundacao Bradesco                                     1,533,275,100     32.69                    -         -
Lia Maria Aguiar                                        417,744,408      8.91                    -         -
Lina Maria Aguiar                                       417,744,408      8.91                    -         -
Others                                                  296,732,822      6.33                    -         -
Total                                                 4,689,852,500    100.00                    -         -

NOVA CIDADE DE DEUS PARTICIPACOES S.A. (E)

                                                      COMMON SHARES               PREFERRED SHARES
                                                                            %                               %
Fundacao Bradesco                                        70,840,798     46.30          162,122,728      98.35
Elo Participacoes S.A. (f)                               82,157,662     53.70                    -          -
Caixa Beneficente dos Func. do Bradesco                           -         -            2,723,027       1.65
Total                                                   152,998,460    100.00          164,845,755     100.00


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

16.01 - OTHER RELEVANT INFORMATION

ELO PARTICIPACOES S.A. (F)

On 09.30.03 none of the shareholders held individually more than 5% of the voting capital of the Company.

                                                      COMMON SHARES               PREFERRED SHARES
                                                                            %                               %
Total                                                    75,983,821    100.00           50,671,844     100.00


SHAREHOLDERS' COMPOSITION OF CONTROLLING SHAREHOLDERS, EXECUTIVE OFFICERS AND FISCAL COUNCIL ON 09.30.03:

                                                         COMMON SHARES            PREFERRED SHARES
                                                                              %                           %
a) Controlling shareholders                                 12,359,415    79.88         10,519,605    36.05
b) Executive officers and Fiscal Council (*)                 1,568,431    10.14          1,777,326     6.09

b.1) Executive Officers and Fiscal Council

                                                         COMMON SHARES            PREFERRED SHARES
                                                                              %                           %
Board of Directors - Direct participation                          162     0.00              9,140     0.03
Board of Directors - Indirect participation (*)              1,568,269    10.14          1,768,172     6.06
Executive Officers                                                   -        -                  2     0.00
Fiscal Council                                                       -        -                 12     0.00

(*) Indirectly beneficially of a member of the board of directors by companies Weg S.A. and Eggon Joao da Silva Adm. Ltd.- 10.14% of the common shares and 6.06% of the preferred shares.

FREE FLOAT SHARES

On 09.30.03 there were 21,629,869 free float shares, 48.44% of total issued, an amount of 3,104,642 common shares and 18,525,227 preferred shares, representing 20.07% and 63.49% respectively.


FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                                                                                CORPORATE LAW
QUARTERLY INFORMATION - ITR - September 30, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION


-----------------------------------------------------------------------------------------------------------------------------------
1- CVM Code                                  2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

17.01 - SPECIAL REVIEW REPORT

1 - TYPE OF OPINION
UNQUALIFIED OPINION

2 - OPINION

To the Managers and Shareholders of

Perdigao S.A.

1) We have executed a special review of the Quarterly Information (ITR) of PERDIGAO S.A. and subsidiaries for the period ended September 30, 2003, comprising the balance sheet, the statement of income, the performance report and relevant information, presented in thousand of Brazilian Reais and elaborated in accordance with accounting practices adopted in Brazil.

2) Our special review has been executed in accordance with the specific rules set forth by the Brazilian Institute of Independent Accountants (IBRACON) with the Federal Accountants Council, and consisted mainly of : (a) questioning and discussion with the officers in charge of the accounting, financial and operating areas of the Company as to the main criteria adopted for preparation of the Quarterly Information; and b) review of the information and subsequent events influencing or which might have a relevant influence on the Company's financial situation and operations.

3) Based on our special review, we are not aware of any material modification which might be effected as to the previously mentioned Quarterly Information, in order to make them in accordance with accounting practices adopted in Brazil, compliance with the rules issued by the Securities Commission - CVM, specifically applied in the preparation of the compulsory Quarterly Information.

Sao Paulo, October 17, 2003

ERNST & YOUNG AUDITORES INDEPENDENTES S.S.
CRC-2-SP-015.199/O-6

Luiz Carlos Passetti

Accountant - CRC-1-SP-144343/O-3-T-SC-S-SP